SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 3, 2005

AMBAC FINANCIAL GROUP, INC.

(Exact name of Registrant as specified in its charter)

Delaware	1-10777	13-3621676
(State of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

One State Street Plaza, New York, New York 10004

(Address of principal executive offices) (Zip Code)

(212) 668-0340

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 8.01 Other Events

On May 3, 2005, Ambac Financial Group, Inc. (“Ambac”) issued a press release announcing that its Board of Directors had increased the number of shares available under Ambac’s Share Repurchase Program by six million shares. Ambac has recently repurchased 1.3 million shares in the open market for approximately $86.7 million. After today’s additional authorization, coupled with the recent share purchases, Ambac has approximately 6.3 million shares remaining under its Share Repurchase Program. Shares will be repurchased in the open market or in private transactions at times and prices considered appropriate by Ambac.

Ambac also announced today that its Board of Directors declared a regular quarterly cash dividend of $0.125 per share of common stock. The dividend is payable on June 1, 2005 to stockholders of record on May 16, 2005. Exhibit 99.03 is a copy of such press release.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits.

Exhibit Number	Item
99.03	Press release dated May 3, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ambac Financial Group, Inc.
(Registrant)
Dated: May 5, 2005
	By:	/s/ Anne Gill Kelly
Anne Gill Kelly
Managing Director, Corporate Secretary and Assistant General Counsel

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit
99.03	Press release announcing Ambac’s increased share buyback authorization and declaration of quarterly dividend.